EXHIBIT 10.2

                     FITNESS FOR LIFE FRANCHISE CORPORATION
                           MASTER FRANCHISE AGREEMENT


MASTER FRANCHISEE:

------------------------

ADDRESS:

------------------------
------------------------
------------------------

EFFECTIVE DATE: ______________________, 2001


THIS MASTER FRANCHISE AGREEMENT (the "Agreement") is between Fitness For Life Franchise Corporation, an Arizona corporation, located at 1111 Annabar Drive, Castle Rock, Colorado ("Franchisor"), and the Master Franchise Owner listed above ("Master Franchisee"), who agree as follows:


1.      BACKGROUND AND PURPOSE

1.1. Franchisor has developed methods for establishing, operating, and promoting Fitness Together Personal Training Studios ("Fitness Together Personal Training Studios"). These methods feature the use and license of the service mark and related service marks and trademarks (collectively, the "Marks") and Franchisor's distinctive plans for the establishment, operation, and promotion of Fitness Together Personal Training Studios and related licensed methods of doing business (the "Licensed Methods").

1.2. Franchisor grants to qualified individuals, or to entities with which such individuals are affiliated, the right and license to develop and operate Fitness Together Personal Training Studios using the Marks and Licensed Methods.

1.3. Master Franchisee desires to provide to Franchisor certain sales and services activities within the Territory, enabling Master Franchisee to sell franchises for Fitness Together Personal

        Training Studios and to develop, support, and provide services to Fitness Together Personal Training Studios within such geographical area, under the terms and conditions contained in this Agreement ("Master Franchisee Business" or "Business").

1.4. Franchisor is willing to grant to Master Franchisee the right to sell franchises for Fitness Together Personal Training Studios and to provide site selection and support services to Fitness Together Personal Training Studios within the Territory, under terms and conditions herein.

2.      DEFINITIONS

2.1. Assignment. "Assignment" shall mean an assignment or other transfer to a Franchisee of all of the Master Franchisee's rights, title, and interest in and to a Prime Lease.

2.2. Fitness Together Manual. "Fitness Together Manual" means the manuals, technical bulletins, or other written materials covering the proper operating and marketing techniques of a Fitness Together business and standards and specifications for implementing the Licensed Methods.

2.3. Franchise Agreement. "Franchise Agreement" means the forms of agreements (including, without limitation, franchise agreement and any exhibits, riders, collateral assignments of lease or sublease, and personal guarantees used in connection therewith) used by Franchisor from time to time in the granting of franchises for the ownership and operation of Fitness Together Personal Training Studios. Master Franchisee acknowledges that Master Franchisee will use Franchisor's then current form of franchise agreement and that Franchisor, in its sole discretion, may from time to time modify or amend in any respect the form of franchise agreement and related agreements, including, without limitation, modifying fees customarily used in granting Fitness Together Personal Training Studio franchises.

2.4. Franchisee. "Franchisee" means any person, corporation, partnership, or other entity who has entered into a Franchise Agreement with Franchisor.

2.5. Managing Owner. "Managing Owner" means the individual or individuals identified as Managing Owner(s) on the signature page of this Agreement who have the responsibilities set forth in Section ___, below, and elsewhere in this Agreement.

2.6. Prime Lease and Premises. "Prime Lease" shall mean a lease of commercial space ("Premises") entered into by the Master Franchisee, as tenant thereunder, for Premises located within the Territory.

2.7. Sales Quarter. "Sales Quarter" means each calendar quarter during the term of this Agreement.

2.8. Sales Year. "Sales Year" means each calendar year during the term of this Agreement.

2.9. Territory. "Territory" is the geographical area described in the attached Exhibit 1.

3.      SCOPE OF APPOINTMENT

3.1. Grant of Master Franchisee Rights; Scope of Operations. Franchisor grants to Master Franchisee the rights set forth in this Agreement, and Master Franchisee agrees to perform its obligations in accordance with the terms and conditions of this Agreement, and only within the Territory to: (1) solicit prospective Franchisees for Fitness Together Personal Training Studios to be located in the Territory ("Sales Services"); (2) perform certain site acquisition and development services described in Section 9.4 ("Site Services"); and (3) to render support and other services ("Support Services") to Fitness Together Personal Training Studios located within the Territory, as those services are described in Section 9.5.

3.2. Rights and Limitations to Territory. Franchisor will not establish and license any other person as Master Franchisee to perform Sales Services, Site Services, or Support Services to Franchisees within the Territory; provided, however, that Franchisor shall retain such rights in the Territory as described in Section 3.3.

3.3. Reservation of Rights to Franchisor. Master Franchisee acknowledges that the rights granted hereunder are nonexclusive and Franchisor (on behalf of itself, its affiliates, and designees) retains the right in its sole discretion (and without compensation or obligation whatsoever to Master Franchisee unless specifically set forth herein):

        (a) to use, and to license others to use, the Marks and Licensed Methods for the operation of other Master Franchise Businesses at any location outside of the Territory; and

        (b) to solicit prospective Franchisees and to grant other persons franchises to operate Fitness Together Personal Training Studios at such locations within and outside of the Territory and on such terms and conditions as Franchisor deems appropriate and to itself own and operate such Fitness Together Personal Training Studios within the Territory (subject to its obligation to compensate Master Franchisee, as set forth in Section 6.5).

3.4. Managing Owner. If Master Franchisee is an entity, identified on the signature page of this Agreement are the names of the Managing Owners. Franchisor has entered into this Agreement with Master Franchisee in reliance on the personal involvement in the Business of Managing Owners. At all times during the term of this Agreement, such Managing Owners shall devote so much of their personal time and attention to the management and operation of the Business as may be necessary.

4.      FRANCHISE SALES PROCEDURES

4.1. Sales and Openings Goals. Master Franchisee agrees that during the term of this Agreement, Master Franchisee will set and work toward the franchise sales and openings goals ("Sales and Openings Goals") set forth in Exhibit 1 to this Agreement.

4.2. Franchise Registration and Disclosure. Neither Master Franchisee nor any employee or representative of Master Franchisee shall solicit prospective Franchisees of Fitness Together Personal Training Studios until Franchisor has registered its current UFOC in applicable jurisdictions and has provided Master Franchisee with the requisite documents, or at any time when Franchisor notifies Master Franchisee that its registration is not then in effect or its documents are not then in compliance with applicable law. If Master Franchisee's activities pursuant to this Agreement require the preparation, amendment, registration, or filing of information or any disclosure or other documents, all requisite offering circulars, ancillary documents, and registration applications shall be prepared and filed by Franchisor or its designee, and registration secured before Master Franchisee may solicit prospective Franchisees of Fitness Together Personal Training Studios. Costs of such registration applicable to Master Franchisee shall be borne by Master Franchisee. In particular, Master Franchisee shall:

        (a) prepare and forward to Franchisor _____________ financial statements of Master Franchisee in such form and for such periods as shall be designated by Franchisor certified by Master Franchisee and any Managing Owner as being true, correct, and complete, including audited financial statements, if necessary and appropriate to comply with applicable legal disclosure, filing, or other legal requirements;

        (b) promptly provide all information reasonably required by Franchisor to prepare all requisite offering circulars and ancillary documents for the offering of franchises throughout the Territory;

        (c) execute all documents required by Franchisor for the purpose of registering Master Franchisee and Franchisor to offer franchises throughout the Territory; and

        (d) pay to Franchisor, or its designee, upon demand, the costs of registering and preparing those portions of all such offering circulars and ancillary documents which are applicable to Master Franchisee.

        Master Franchisee agrees to review all information pertaining to Master Franchisee prepared to comply with legal requirements for selling franchises in the Territory and verify its accuracy if so requested by Franchisor. Master Franchisee acknowledges that Franchisor, its affiliates, or its designees shall not be liable to Master Franchisee for any errors, omissions, or delays which may occur in the preparation of such materials.

4.3. Master Franchisee Advertising, Recruiting, and Screening. Master Franchisee shall be responsible for assisting Franchisor in advertising for, recruiting, screening, and interviewing prospects for Fitness Together Personal Training Studio franchises within the Territory. Franchisor shall provide prospective Franchisees with written information regarding a Fitness Together Personal Training Studio franchise as requested by Master Franchisee, or via the telephone, face-to-face meetings or by visiting other Fitness Together Personal Training Studios within the Territory. Master Franchisee shall submit each qualified applicant ("Applicant") for a Fitness Together Personal Training Studio franchise to Franchisor for approval. Master Franchisee further agrees that all Applicants submitted to Franchisor by Master Franchisee, if an individual, or the Managing Owner of the Applicant if the Applicant is not an individual, shall be individuals who are of good character, have adequate financial resources, and meet Franchisor's criteria for Franchisees or Managing Owners of Franchisees. Each application for a franchise received by Master Franchisee shall be submitted to Franchisor with all information respecting the Applicant, the Managing Owner of the Applicant, if applicable, the Applicant's proposed franchise location, if known, and all other information then customarily required by Franchisor concerning Applicants, including such financial statements and other information as Franchisor may reasonably require. Master Franchisee shall assist the Applicant in the preparation of such financial reports and other information.

4.4. Franchisor's Approval of Prospective Franchisees. By delivery of written notice to Master Franchisee, Franchisor shall approve or disapprove Applicants to become Fitness Together Personal Training Studio Franchisees. Franchisor agrees to exert its best efforts to deliver such notification to Master Franchisee within 10 business days after the later of:

        (a) receipt by Franchisor of a complete application, financial statement, and other materials regarding the Applicant requested by Franchisor; and

        (b)  the personal interview of Applicant by Franchisor, if any.

        Franchisor, in its sole discretion, shall determine whether the Applicant possesses sufficient financial and managerial capability and meets the other criteria then utilized by Franchisor in the grant of franchises. The grant of the franchise shall be effected only upon and after the full execution of the then current Franchise Agreement by Franchisor and the Applicant.

5.      PAYMENTS TO FRANCHISOR

5.1. Initial Master Franchise Fee. The initial Master Franchise fee ("Initial Fee") payable to Franchisor by Master Franchisee in consideration for Master Franchisee's appointment as exclusive Master Franchisee within the Territory shall be calculated and set forth in the attached Exhibit
        1. Unless otherwise agreed, the Initial Fee is payable in full upon execution of this Agreement. The Initial Fee is fully earned by Franchisor upon receipt and is nonrefundable once paid; provided, however, that if this Agreement is terminated under

        Section 17.2(a), Master Franchisee shall be entitled to a refund of the Initial Fee, less reasonable expenses incurred by Franchisor in connection with Master Franchisee's training. Master Franchisee acknowledges that the Initial Fee does not include payment of any initial franchise fees for individual Fitness Together Personal Training Studios.

6.      PAYMENTS TO MASTER FRANCHISEE

6.1. Sales Services Commissions and Conditions of Payment. During the term of this Agreement, Master Franchisee shall be paid a commission, as set forth in this Section, based on a percentage of initial franchise fees paid by Franchisees for the purchase of a franchise for a Fitness Together Personal Training Studio to be located within the Territory ("Sales Services Commission"), subject to fulfillment of the following conditions ("Franchise Sales Conditions"):

        (a) Franchisee executes a Franchise Agreement with Franchisor and an initial franchise fee has been paid and actually received by Franchisor (Franchisor shall not be deemed to have received any fees paid into escrow, if applicable, until such fees have actually been remitted to Franchisor);

        (b) The sale for which the initial franchise fee has been paid is not a resale of any existing Fitness Together Personal Training Studio, or any interest therein; and

        (c) Master Franchisee has complied with all other of its obligations under this Agreement with respect to such sale and has verified the same to Franchisor in writing in a form prescribed by Franchisor.

6.2. Sales Services Commission Payments. Sales Services Commissions shall be an amount equal to 100% of the total initial franchise fees paid to Franchisor as contemplated by Section 6.1, above, until the Master Franchisee has received payments under this Section 6.2 equal to the Initial Fee paid by Master Franchisee to Franchisor, and thereafter shall be 50% of the total initial franchise fees paid to Franchisor. These monies will be payable to Master Franchisee within 20 days after the Franchise Sale Conditions have been fulfilled. Master Franchisee shall not receive any Sales Services Commission for Fitness Together Personal Training Studios owned and operated by Franchisor, its affiliates, or designees ("Company Owned Fitness Together Personal Training Studios") in the Territory, if any.

6.3. Commissions on Transfers of Franchises. If, during the term of this Agreement, a Fitness Together Personal Training Studio located within the Territory or an interest therein is resold to a different Franchisee and the sale results in the execution of a Franchise Agreement and the payment of a transfer fee, then Master Franchisee will be paid a commission in the amount of 50% of the transfer fee paid and actually received by Franchisor, payable within 20 days of the completion of the transfer, provided that

        Franchisor shall not be deemed to have received any fees paid into escrow, if applicable, until such fees have actually been remitted to Franchisor.

6.4. Commissions on Royalty Fees. Franchisor shall pay to Master Franchisee, within 25 days of the end of each monthly period, 50 % of the royalty fees (which excludes Master Franchisee advertising fees and royalty fees based on those items listed in Section 3.3) actually received by Franchisor from each Franchisee located in the Territory during the applicable period pursuant to their Franchise Agreement ("Royalty Fees"). Notwithstanding the foregoing:

        (a) If Master Franchisee has failed to conduct the periodic inspections described in Section 9.5 and file a written report or failed to perform in any material respect the other services described in
             Section 9 to be provided to Franchisees located in the Territory during any applicable month with respect to one or more Franchisees located in the Territory, Master Franchisee shall not be entitled to receive commissions on Royalty Fees with respect to such Franchisees for the period during which reports or services were not provided.

        (b) Master Franchisee shall not be entitled to share in and receive any commissions on Royalty Fees from any fees paid to Franchisor by Franchisees in the Territory prior to the time Master Franchisee completes the initial Master Franchisee training program and commences full performance of the services set forth in Section 9.

        (c) Master Franchisee shall not be entitled to share in or receive any commissions on Royalty Fees from any fees paid to Franchisor by Franchisees (or that would otherwise be payable by any Company Owned Fitness Together Personal Training Studio) from any Fitness Together Personal Training Studio in the Territory that was (i) opened, or operated under a Franchise Agreement entered into prior to the Effective Date of this Agreement; (ii) constructed by Franchisor and then transferred to a Franchisee under Franchisor's "Turnkey" program; or (iii) a non-operation acquired by Franchisor or its subsidiaries and thereafter converted to a Fitness Together Personal Training Studio (collectively, "Exempt Fitness Together Personal Training Studios"); provided that Master Franchisee will be paid $300 per month for any Exempt Fitness Together Personal Training Studio within the Territory in exchange for performance of the services set forth in Section 9 with respect to such Exempt Fitness Together Personal Training Studio.

6.5. Commissions After Termination. If Franchisor terminates this Agreement due to Master Franchisee's failure to meet Sales and Openings Goals as set forth in Section 17(c), then Master Franchisee will receive a 1% commission (from amounts actually received by Franchisor from such Fitness Together Personal Training Studios) on the gross sales of all Fitness Together Personal Training Studios open and operating in the Territory as of the date this Agreement is terminated through either the initial term of the Franchise Agreement, which governs each Fitness Together Personal Training Studio, or five years following termination of this Agreement, whichever is sooner. Notwithstanding the foregoing, if (i) Master Franchisee terminates this
        Agreement: or (ii) Master Franchisee elects not to renew this Agreement pursuant to Section 16; or (iii) if Franchisor terminates this Agreement for any other reason; or (iv) if Master Franchisee violates the terms of Sections 17.4 or 17.5 at any time during the term or after the expiration or termination of this Agreement, then all payments under this Section 6.5 shall immediately and permanently cease.

6.6. Application of Payments. Franchisor's payments to Master Franchisee shall be based on amounts actually collected from Franchisees, not on payments accrued, due, or owing. In the event of termination of a Franchise Agreement for a Fitness Together Personal Training Studio within the Territory under circumstances entitling Franchisee to the return of all or part of the initial franchise fee or Royalty Fees (or in the event that Franchisor becomes legally obligated or decides, in its sole discretion, to return part or all of the initial franchise fee or Royalty Fees), Franchisor may deduct the portion of the amount to be returned to Franchisee in the same proportion as Master Franchisee shared in the initial franchise fee or Royalty Fees from any future amounts owed Master Franchisee. Franchisor shall apply any payments received from a Franchisee to any past due indebtedness of that Franchisee for Royalty Fees, Master Franchisee advertising contributions, purchases from Franchisor or its affiliates, interest, or any other indebtedness of that Franchisee to Franchisor or its affiliates. To the extent that such payments are applied to a Franchisee's overdue Royalty Fee payments, Master Franchisee shall be entitled to its pro rata share of such payments, less its pro rata share of the costs of collection paid to third parties.

6.7. Set-offs. Master Franchisee shall not be allowed to set-off amounts owed to Franchisor for fees or other amounts due hereunder against any monies owed to Master Franchisee by Franchisor, which right of set-off is hereby expressly waived by Master Franchisee. Franchisor shall be allowed to set-off amounts owed to Master Franchisee for commissions, Royalty Fees, or other amounts due hereunder, against any monies owed to Franchisor by Master Franchisee, including setting-off amounts owed to Master Franchisee for commissions or Royalty Fees against monies owed to Franchisor for commissions on Sales Services which were paid to Master Franchisee before Franchisee failed to successfully complete Franchisor's initial training program.

7.      TRAINING ASSISTANCE

7.1. Master Franchisee Training. Within 60 days after the date of execution of this Agreement, Franchisor shall furnish, and Master Franchisee (or if Master Franchisee is an entity, a Managing Owner) shall attend, at Master Franchisee's sole cost and expense, an initial training program, to consist of the training program applicable to Franchisor's Franchisees and such further training which may include topics such as marketing, franchise sales, franchise law compliance, site selection, and Fitness Together Personal Training Studio operations, as Franchisor, in its sole discretion, deems advisable, furnished at such place and time as Franchisor may designate.

7.2. Length of Training. Franchisor shall determine the appropriate length of the portion of the initial Master Franchisee training program applicable only to Master Franchisees, which will be in addition to the second part of the initial Master Franchisee training program applicable to both Master Franchise Owners and Franchisees. Other than the Initial Fee, no tuition or fee shall be charged for the initial training. However, Master Franchisee shall be responsible for all travel and living expenses which are incurred in connection with attendance at both parts of the initial training program.

7.3. Additional Training. The initial training program will be made available to replacement or additional Managing Owners and other management personnel during the term of this Agreement. Franchisor reserves the right to charge a tuition or fee in an amount payable in advance for such training. Master Franchisee will be responsible for all travel and living expenses incurred by its personnel in connection with attendance at the training program. Further, the availability of the training programs will be subject to space considerations and prior commitments to new Fitness Together Personal Training Studio Franchisees and Master Franchisees.

7.4. Seminars and Ongoing Training. From time to time, Franchisor may present seminars, conventions, or continuing development programs for the benefit of Master Franchisee. Master Franchisee or its Managing Owner shall be required to attend any ongoing mandatory seminars, industry conventions, or programs as may be offered by Franchisor. If Master Franchisee fails to attend a mandatory seminar, convention, or program without obtaining Franchisor's prior written approval of the absence and fails to arrange for attendance at an alternate time, Master Franchisee shall be required to make up the missed program at a time and place designated by Franchisor and will be charged $1,500 for each program missed. Franchisor shall give Master Franchisee at least 30 days' prior written notice of any seminar, convention, or program that is deemed mandatory. Franchisor will not require that Master Franchisee attend any ongoing training more often than one time per calendar year. Master Franchisee will be responsible for all travel and living expenses which are associated with attendance at any ongoing training program.

8.      FRANCHISOR'S OPERATING ASSISTANCE

8.1. Master Franchisee Manual. Franchisor shall, in addition to the Master Franchisee training program, loan to Master Franchisee during the term hereof one copy of its Master Franchisee Manual to assist Master Franchisee and its employees in the conduct of the business contemplated by this Agreement. Franchisor may prescribe mandatory and suggested standards and operating procedures for Master Franchisee in the Master Franchisee Manual, which may be modified from time to time by Franchisor. Master Franchisee shall keep its copy of the Master Franchisee Manual current. In the event of a dispute relating to the

        Master Franchisee Manual, the master copy that Franchisor maintains at its principal office shall be controlling. Master Franchisee may not at any time copy any part of the Master Franchisee Manual, unless approved in writing by Franchisor. In the event Master Franchisee's copy of the Master Franchisee Manual is lost, destroyed, or damaged, Master Franchisee shall be obligated to obtain from Franchisor, at Franchisor's then applicable charge, a replacement copy of the Master Franchisee Manual. The Master Franchisee Manual and other writings communicated to Master Franchisee shall constitute material provisions of this Agreement as if fully set forth herein.

8.2. Operating Assistance. Franchisor will make available the following services during the term of this Agreement:

        (a) Upon the reasonable request of Master Franchisee, consultation by telephone regarding franchise sales and Franchisee support and assistance; and

        (b) Access to franchise sales advertising and promotional materials as may be developed by Franchisor, the reasonable cost of which may be passed on to Master Franchisee at Franchisor's option.

9.      MASTER FRANCHISEE'S OBLIGATIONS

9.1. Hiring and Training of Employees of Master Franchisee. Master Franchisee shall hire all of Master Franchisee's employees, shall be exclusively responsible for the terms of their employment and compensation, and shall implement a training program for employees to enable their compliance with Franchisor's requirements. Such employees shall meet all requirements set forth in the Master Franchise Manual. Master Franchisee shall not employ any person whom Franchisor, in its sole discretion, has determined to be unfit to represent Franchisor in the marketing of Fitness Together Personal Training Studio franchises or in furnishing services to Franchisees.

9.2. Commencement of Business. Unless otherwise agreed to in writing by Franchisor and Master Franchisee, Master Franchisee has 60 days from the date of this Agreement within which to complete the first part of its initial training and commence operation of its Fitness Together Personal Training Studio Master Franchisee Business. Such 60-day time period may be extended by Franchisor, in its reasonable discretion, upon satisfaction of each of the following conditions: (a) Master Franchisee demonstrates that it has been delayed in opening such Business by events outside of Master Franchisee's reasonable control; (b) Master Franchisee has made and is continuing to make reasonable and continuing efforts to commence operations; and (c) Master Franchisee makes such a request for extension to Franchisor in writing prior to the end of such 60-day period. The obligations of Master Franchisee, including Sales Services, shall commence at the earlier of the date Master Franchisee or its Managing Owner has satisfactorily completed the first part of Franchisor's initial training program or 60 days from the date of this Agreement. Master Franchisee will also, at Master Franchisee's expense, purchase or otherwise obtain for use in connection with the Business:

        (a) computer hardware and software that complies with the standards and specifications of Franchisor;

        (b) an office which must be serviced by a minimum of one dedicated telephone line with 24-hour professional answering service or voice mail;

        (c)  a facsimile machine with its own dedicated telephone line;

        (d)  business cards and stationary; and

        (e)  any other items required by the Master Franchisee Manual.

        The telephone number of the Business office must be advertised in the white and yellow pages of the telephone directories in the Territory.

9.3. Sales Services. Master Franchisee shall solicit and identify prospective franchisees for Fitness Together Personal Training Studios to be located within the Territory.

9.4. Site Services. Master Franchisee shall perform the following Site Services on behalf of Franchisor with respect to Franchisees of Fitness Together Personal Training Studios located in the Territory:

        (a) Assist with Fitness Together Personal Training Studio location selection for each Franchisee, which shall consist of providing each Franchisee with criteria for a satisfactory site and assisting each Franchisee in completing a site submittal package (containing such demographic, commercial, and other information as Franchisor may reasonably require) for each location at which Franchisee proposes to establish and operate a Fitness Together Personal Training Studio, and assist in negotiating lease terms and coordinating the work of contractors and architects with respect to the development of each Fitness Together Personal Training Studio;

        (b) Provide standards and specifications for the build-out, interior design, layout, floor plan, signs, designs, color, and decor of the Fitness Together Personal Training Studio as prescribed from time to time by Franchisor; and

        (c) Submit completed forms and reports to Franchisor as prescribed by Franchisor from time to time, including site selection and pre-opening assistance forms and reports related to leases and construction.

9.5.    Pre-Opening and Opening Support Services.

        (a) Provide Master Franchisee advice to Franchisee regarding the standards and specifications for the equipment, supplies, and materials used in, and the menu items offered for sale by, the Fitness Together Personal Training Studio, and advice regarding the selection of suppliers for the purchasing of such items used in connection with the Fitness Together Personal Training Studio;

        (b) Provide initial training and on-site assistance for not less than 50 hours in the opening of Fitness Together Personal Training Studios located in the Territory, and the first two new franchisees in the Master Franchisee territory will be trained by the Franchisor; and

        (c) Provide guidance in implementing advertising and marketing programs, operating and sales procedures, and bookkeeping (excluding accounting programs).

9.6. Continuing Support Services. With respect to Franchisees of Fitness Together Personal Training Studios located in the Territory, Master Franchisee shall perform the following Support Services on behalf of
        Franchisor:

        (a) Upon the reasonable request of Franchisee, provide consultation by telephone regarding the continuing operation and management of the Fitness Together Personal Training Studio and advice regarding Fitness Together Personal Training Studio services, product quality control, employee items, and customer relations issues;

        (b) Provide on-going updates of information and programs regarding the Fitness Together Personal Training Studio Business and related Licensed Methods, including, without limitation, information about special or new services of Franchisor;

        (c) Provide advice and assistance to Franchisee in connection with the development of and improvements to Franchisees of Fitness Together Personal Training Studio;

        (d) Conduct at least one quality assurance inspection (or reinspection in the case of a failed first inspection) of each Fitness Together Personal Training Studio in the Territory every month in the manner as required by Franchisor from time to time, said inspections to be verified by written reports in a form acceptable to Franchisor, such inspections to be conducted by the Managing Owner.

        (e) Provide access to advertising and promotional materials as may be developed by Franchisor from time to time;

        (f) At Franchisor's written request, establish an advertising cooperative for all Fitness Together Personal Training Studios located in the Territory using forms and procedures supplied by Franchisor; and

        (g) Submit periodic reports to Franchisor on activities in the Territory, using procedures and forms prescribed by Franchisor.

9.7. Compliance with Franchise Agreement. Master Franchisee acknowledges that it is being delegated certain responsibilities of Franchisor under the Franchise Agreement to Franchisees in the Territory. The responsibilities to Franchisees are to be performed by Master Franchisee as described herein or as may in the future be set forth in the Master Franchisee Manual or other reasonable standards and specifications as may be provided by Franchisor from time to time, and the responsibilities to Franchisees will not materially change during the term of this Agreement. In the performance of services to Franchisees of all Fitness Together Personal Training Studios located in the Territory, Master Franchisee shall in all respects comply with the terms and conditions of any Franchise Agreement or other agreement in effect between Franchisee and Franchisor. Master Franchisee understands, however, that its rights as a Master Franchisee are only by virtue of this Agreement and that it is not in any manner a party, third party, beneficiary, or holder of any other right, title, or interest in or to any Franchise Agreement.

9.8. Master Franchisee's Inspections. Master Franchisee shall ascertain through field audits, reviews, and inspections that each Franchisee in the Territory has complied satisfactorily with all of the terms and conditions of the Franchise Agreement, specifications, standards, operating procedures, and the Franchisee's Operations Manual, and shall promptly notify Franchisee in writing, with a copy and evaluation report to Franchisor, of any deficiencies. Master Franchisee understands and acknowledges that Franchisor shall have:

        (a) all of the rights to inspect and ascertain compliance of all Franchisees as if this Agreement were not in effect;

        (b)  the sole right to send notices of default to Franchisee;

        (c)  the sole right to terminate a Franchise Agreement; and

        (d) the sole right to take any legal action with respect to any default or any violation of a Franchise Agreement.

        If Master Franchisee believes that any Franchisee in the Territory has breached a Franchise Agreement with Franchisor, Master Franchisee shall document in writing all facts related to the alleged breach and shall request in writing that Franchisor investigate such alleged breach. If, as a result of Franchisor's investigation, Franchisor determines that there is a breach by Franchisee of its Franchise Agreement with Franchisor, Franchisor shall, in its sole discretion, take such action as it deems appropriate.

9.9. Discoveries. Should Master Franchisee, a Managing Owner, or anyone affiliated with Master Franchisee develop any discoveries or ideas related to the operation of Fitness

        Together Personal Training Studios, Master Franchisee shall immediately advise Franchisor of such discovery or idea in writing. Franchisor may authorize the use and/or dissemination of such discovery or idea in its discretion, and Master Franchisee agrees not to implement the discovery or idea until authorized to do so by Franchisor. All such discoveries and ideas developed or used in connection with the Business and Fitness Together Personal Training Studios are the property of Franchisor, regardless of whether developed by Franchisor, Master Franchisee, a Managing Owner, or otherwise. No compensation is due to Master Franchisee on account of any such idea or discovery.

10.     MARKS

10.1. Ownership and Goodwill of Marks. Master Franchisee acknowledges that its right to use the Marks is derived solely from this Agreement, unless such rights are granted under a separate written agreement with Franchisor, and is limited to operating as an Master Franchisee pursuant to and in compliance with this Agreement. Any unauthorized use of the Marks by Master Franchisee shall constitute a breach hereof and an infringement of Franchisor's rights in and to the Marks. Master Franchisee acknowledges and agrees that its usage of the Marks and any goodwill established thereby shall inure to Franchisor's exclusive benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon Master Franchisee.

10.2. Limitation on Use. Master Franchisee shall not use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos licensed to Master Franchisee hereunder), or in any modified form, nor may Master Franchisee use any Mark in connection with unauthorized services or products or in any other manner not expressly authorized in writing by Franchisor. Master Franchisee agrees to give such notices of trademark and service mark registration as Franchisor specifies and to use and obtain such fictitious or assumed name registrations as may be required by Franchisor or under applicable law. Master Franchisee further agrees that no service mark other than "Fitness Together, One Client, One Trainer, One Goal" or such other Marks as may be specified by Franchisor shall be used in the marketing, promotion, or operation of Master Franchisee's Business.

10.3. Discontinuance of Use of Marks. If it becomes advisable at any time in Franchisor's sole discretion for Franchisor or Master Franchisee to modify or discontinue use of any Mark or to use an additional Mark, Master Franchisee agrees to comply with Franchisor's directions to do so within a reasonable time after notice thereof.

10.4. Notification of lnfringements and Claims. Master Franchisee shall immediately notify Franchisor of any apparent infringement of or challenge to Master Franchisee's use of any Mark, or claim by any person of any rights in any Mark, and Master Franchisee shall not communicate with any person other than Franchisor or its counsel in connection with any such matter. Master Franchisee may not settle any claim without Franchisor's written consent. Franchisor shall have sole discretion to take such action as it deems appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office proceeding, or any other administrative proceeding arising out of any such infringement, challenge, or claim or otherwise relating to any Mark. Master Franchisee agrees to execute any and all instruments and documents, render such assistance and perform such acts as, in the opinion of Franchisor's counsel, may be necessary or advisable to protect and maintain Franchisor's interests in the Marks.

10.5. Indemnification. Franchisor agrees to indemnify Master Franchisee against and to reimburse Master Franchisee for all damages for which Master Franchisee is held liable in any proceeding arising out of its authorized use of any Mark pursuant to and in compliance with this Agreement and for all costs reasonably incurred by Master Franchisee in defending any such claim or any proceeding in which Master Franchisee is named as a party, provided that Master Franchisee has timely notified Franchisor of such claim or proceeding and has otherwise complied with this Agreement. Franchisor, at its option, shall be entitled to defend and control the defense of any proceeding arising out of Master Franchisee's use of any Mark pursuant to and in compliance with this Agreement.

11.     CONFIDENTIAL INFORMATION

11.1. Confidential Information. Franchisor possesses certain proprietary confidential information consisting of the methods, techniques, formats, specifications, procedures, information, systems, methods of business management, sales, and promotion techniques and knowledge of and experience in the operation and franchising of Fitness Together Personal Training Studios (the "Confidential Information"). Franchisor shall disclose the Confidential Information to Master Franchisee in the training program, the Master Franchisee Manual, and in guidance furnished to Master Franchisee during the term hereof. Master Franchisee has not acquired any interest in the Confidential Information, other than the right to utilize it in the Territory in the execution of Master Franchisee's duties hereunder during the term of this Agreement, and Master Franchisee acknowledges that the use or duplication of the Confidential Information in any other business venture would constitute an unfair method of competition. Master Franchisee acknowledges and agrees that the Confidential Information is proprietary, includes trade secrets of Franchisor, and is disclosed to Master Franchisee solely on the condition that Master Franchisee agrees, and Master Franchisee (and its shareholders, partners, members, and managers if Master Franchisee is a corporation, partnership, or limited liability company) does hereby agree that Master Franchisee:

        (a) shall not use the Confidential Information in any other business or capacity;

        (b) shall maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement;

        (c) shall not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form; and

        (d) shall adopt and implement all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use or disclosure of the Confidential Information.

        Master Franchisee agrees that Franchisor shall have the perpetual right to use and authorize other Fitness Together Personal Training Studio Franchisees and area directors to use, and Master Franchisee shall fully and promptly disclose to Franchisor, all ideas, concepts, methods, and techniques relating to the development and operation of a Fitness Together Personal Training Studio or Master Franchisee's activities howsoever conceived or developed by Master Franchisee or its employees or the franchisees serviced by Master Franchisee during the term of this Agreement. Master Franchisee acknowledges that any such ideas, concepts, methods, and techniques shall be the property of Franchisor, and Franchisor may utilize or disclose such information to franchisees or other agents as it determines to be appropriate.

11.2. Nondisclosure and Noncompetition Agreement. Master Franchisee, each Managing Owner, and each shareholder, officer, director, partner, employee, member, and manager of Master Franchisee, and, if Master Franchisee is an individual, Master Franchisee's spouse, and each Managing Owner's spouse shall execute a Nondisclosure and Noncompetition Agreement in a form approved by Franchisor.

12.     EXCLUSIVE RELATIONSHIP

12.1. Exclusive Relationship. Franchisor has entered into this Agreement with Master Franchisee on the condition that Master Franchisee will deal exclusively with Franchisor. Master Franchisee acknowledges and agrees that Franchisor would be unable to protect its Confidential Information and would be unable to encourage a free exchange of ideas and information among Master Franchisees and Franchisor if Master Franchisees were permitted to hold interests in any Competitive Business, as defined below. Master Franchisee, therefore, agrees that, during the term hereof, neither Master Franchisee nor any person identified in Section 11.2, above, shall

        (a) have any direct or indirect interest as a disclosed or beneficial owner in a "Competitive Business," which shall be defined as a business operating or granting franchises or licenses to others to operate a Personal Training Studio or other fitness service business deriving more than 10% of its gross receipts from personal training (excluding Fitness Together Personal Training Studios operated under franchise agreements with Franchisor);

        (b) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for a Competitive Business; or

        (c) divert or attempt to divert any business related to, or any customer or account of, the Master Franchisee Business, Franchisor's business, or any other area director's or franchisee's business, by direct inducement or otherwise, or divert or attempt to divert the employment of any employee of Franchisor or another area director or franchisee licensed by Franchisor to any Competitive Business by any direct inducement or otherwise.

        Notwithstanding the foregoing, (i) Master Franchisee shall not be prohibited from owning securities in a Competitive Business if such securities are listed on a stock exchange or traded on the over-the-counter market and represent 5% or less of that class of securities issued and outstanding; and (ii) Master Franchisee will not be deemed to be operating a Competitive Business, as that term is defined above, if Master Franchisee temporarily operates a Fitness Together Personal Training Studio which had either been sublet to a Franchisee under an approved Sublease or had been assigned to a Franchisee under an approved Assignment, for a period of not more than 90 consecutive days following the Franchisee's failure to operate such Fitness Together Personal Training Studio for a period of five consecutive days or a default by the Franchisee under the terms of its Sublease or Assignment. If Master Franchisee operates any Fitness Together Personal Training Studio for a period longer than 90 consecutive days, then Franchisor will have the right to require Master Franchisee to sign the Franchisor's then-current form of Franchise Agreement to govern Master Franchisee's operation of such Fitness Together Personal Training Studio.

13.     OPERATING STANDARDS

13.1. Standards of Service. Master Franchisee shall at all times give prompt, courteous, and efficient service to Fitness Together Personal Training Studio Franchisees in the Territory. Master Franchisee shall, in all dealings with such Franchisees, prospective Franchisees, and the public, adhere to the highest standards of honesty, integrity, fair dealing, and ethical conduct.

13.2. Compliance with Laws and Good Business Practices. Master Franchisee shall secure and maintain in force all required licenses, permits, and certificates relating to Master Franchisee's activities hereunder and shall operate in full compliance with all applicable laws, ordinances, and regulations. Master Franchisee acknowledges being advised that many jurisdictions have enacted laws concerning advertising, sale, renewal, termination, and continuing relationship between parties in a franchise agreement, including, without limitation, laws concerning disclosure requirements. Master Franchisee agrees promptly to become aware of, and to comply with, all such laws and legal requirements in force in the Territory and to utilize only offering circulars that Franchisor has approved for use in the applicable jurisdiction.

13.3. Accuracy of Information. Before it offers or sells any franchise, Master Franchisee shall each time take reasonable steps to confirm that the information contained in any written materials, agreements, and other documents related to the offer or sale of franchises is true, correct, and not misleading at the time of such offer or sale, and the offer or sale of such franchise will not at that time be contrary to or in violation of any applicable state law related to the registration of the franchise offering. Franchisor shall provide Master Franchisee with any changes to its disclosure documents and other agreements on a timely basis, and shall, upon request, provide Master Franchisee with confirmation that the information contained in any written materials, agreements, or documents being used by Master Franchisee is true, correct, and not misleading, except for information specifically relating to disclosures regarding Master Franchisee. If Master Franchisee notifies Franchisor of an error in any information in Franchisor's documents, Franchisor shall have a reasonable period of time to attempt to correct any deficiencies, misrepresentations, or omissions in such information.

13.4. Notification of Litigation. Master Franchisee shall notify Franchisor in writing within five days of the commencement of any action, suit, arbitration, proceeding, or investigation, and of the issuance of any order, writ, injunction, award, or decree, by any court, agency, or other governmental instrumentality, which concerns the operation or financial condition of Master Franchisee. Master Franchisee's Business or any Franchisee in the Territory.

13.5. Ownership and Management of Business. Master Franchisee's Business shall at all times be under the direct, day-to-day, full-time supervision of Master Franchisee or the Managing Owner. Master Franchisee shall at all times during the term of this Agreement own and control the Business. Upon the request of Franchisor, Master Franchisee shall promptly provide satisfactory proof of such ownership. Master Franchisee represents that the Statement of Ownership, attached to this Agreement as Exhibit 2 is true, complete, and accurate and not misleading. Master Franchisee shall promptly provide Franchisor with written notification if the information contained in the Statement of Ownership changes at any time during the term of this Agreement and shall comply with the applicable transfer provision contained in Section 15. If Master Franchisee is not an individual, the Managing Owner(s) shall execute the Guaranty attached hereto as Exhibit 3 and incorporated herein by this reference.

13.6. Conflicting Interests. Master Franchisee shall at all times faithfully, honestly, and diligently perform its obligations hereunder and continuously exert its best efforts to promote, enhance, and service Fitness Together Personal Training Studios in the Territory. Master Franchisee shall not engage in any other business or other activity, directly or indirectly, with the exception of operating Fitness Together Personal Training Studios, that requires any significant management responsibility, time commitments, or otherwise may conflict with Master Franchisee's obligations hereunder, without the prior written approval of Franchisor.

13.7. Insurance. Master Franchisee shall at all times during the term of this Agreement maintain in force, at Master Franchisee's sole expense, insurance for Master Franchisee Business of the types, in the amounts, and with such terms and conditions as Franchisor may from time to time reasonably prescribe in the Master Franchisee Manual or otherwise. All of the required insurance policies shall name Franchisor as an additional insured, contain a waiver of the insurance company's right of subrogation against Franchisor and provide that Franchisor will receive 30 days' prior written notice of termination, expiration, or cancellation of any such policy.

13.8. Proof of Insurance Coverage. Master Franchisee will provide proof of insurance to Franchisor prior to commencement of operations of its Master Franchisee Business. This proof will show that the insurer has been required to inform Franchisor in the event any policies are amended, lapse, or are cancelled. Franchisor has the right to change the minimum amount of insurance Master Franchisee is required to maintain by giving Master Franchisee prior reasonable notice, giving due consideration to what is reasonable and customary in the similar business. Noncompliance with the insurance provisions set forth herein shall be deemed a material breach of this Agreement; and in the event of any lapse in insurance coverage, in addition to all other remedies, Franchisor shall have the right to demand that Master Franchisee cease operations of Master Franchisee Business until coverage is reinstated, or, in the alternative, pay any delinquencies in premium payments and charge the same back to Master Franchisee.

13.9. Advertising in Territory. Master Franchisee may be asked to assist in advertising and marketing costs. Participation is not required.

13.10. Approval of Advertising. Prior to their use by Master Franchisee, samples of all advertising and promotional materials not prepared or previously approved by Franchisor shall be submitted to Franchisor for approval, which approval shall not be unreasonably withheld. Master Franchisee shall not use any advertising or promotional materials that Franchisor has disapproved. Master Franchisee acknowledges and understands that certain states require the filing of franchise sales advertising materials with the appropriate state agency prior to dissemination. Master Franchisee agrees to fully and timely comply with such filing requirements at Master Franchisee's own expense unless such advertising has been previously filed with the state by Franchisor. Franchisor may charge Master Franchisee, in Franchisor's sole discretion, for the costs incurred by Franchisor in printing large quantities of advertising and marketing materials supplied by Franchisor to Master Franchisee at Master Franchisee's request.

13.11. Accounting, Bookkeeping, and Records. Master Franchisee shall maintain at its Business premises in the Territory all original invoices, receipts, checks, contracts, licenses, acknowledgment of receipt forms, and bookkeeping and business records as Franchisor may require from time to time. Master Franchisee shall use an accounting software program as required by Franchisor from time to time. Master Franchisee shall furnish to Franchisor, within 120 days after the end of Master Franchisee's fiscal year, a balance sheet and profit and loss statement for Master Franchisee's business for such year (or monthly or quarterly statement if required by Franchisor, in which case such statements shall also reflect year-to-date information) as prepared on such required accounting program. In addition, upon request of Franchisor, within 10 days after such returns are filed, exact copies of federal and state income, sales, and any other tax returns and such other forms, records, books, and other information as Franchisor may periodically require regarding Master Franchisee's business shall be furnished to Franchisor. Master Franchisee shall maintain all records and reports of the business conducted pursuant to this Agreement for at least two years after the date of termination or expiration of this Agreement.

13.12. Reports. Master Franchisee shall, as often as required by Franchisor, deliver to Franchisor a written report of its Business activities during such period as required in Sections 9.4 and 9.5, in such form and in such detail as Franchisor may from time to time specify, including information about efforts to solicit prospective Franchisees, the status of pending real estate transactions and the status of the Fitness Together Personal Training Studios in the Territory. Master Franchisee shall, as often as required by Franchisor, during the term of this Agreement, deliver to Franchisor the quality assurance inspection reports required in Section 9.5 for each Franchisee in the Territory, in such form and in such detail as Franchisor may from time to time specify. Master Franchisee authorizes Franchisor to use information from Master Franchisee's Business on a nondisclosed basis in Franchisor's disclosure statements required by any federal or state law.

14.     INSPECTIONS AND AUDITS

14.1. Inspections and Audits. To determine whether Master Franchisee is complying with this Agreement, Franchisor or its designee shall have the right at any time during normal business hours, and without prior notice to Master Franchisee, to enter onto the premises in which Master Franchisee is then keeping its business records and inspect, and conduct an audit of, the business records, bookkeeping and accounting records, invoices, payroll records, time cards, check stubs, bank deposits, receipts, sales tax records and returns, and other business records and documents of Master Franchisee's Business. Master Franchisee and its employees shall fully cooperate with representatives of Franchisor making, conducting, supervising, or observing any such inspection or audit, including, without limitation, providing to Franchisor all passwords necessary to access any computer-based records, information concerning all software applications and programs, the location of all computer files, and an explanation of the functionality of all computer-based accounting and record keeping systems.

15.     TRANSFERS

15.1. Transfers by Franchisor. This Agreement is fully transferable by Franchisor and shall inure to the benefit of any transferee or other legal successor to Franchisor's interests herein.

15.2. Transfers by Master Franchisee. Master Franchisee agrees that the rights and duties created by this Agreement are personal to Master Franchisee (or its shareholders or partners if Master Franchisee is a corporation or partnership), and that Franchisor has entered into this Agreement in reliance upon Franchisor's perceptions of the individual or collective character, skill, aptitude, attitude, business ability, and financial capacity of Master Franchisee (or its shareholders, members, managers, or partners). Accordingly, without the prior written consent of Franchisor, which consent will not be unreasonably withheld, neither this Agreement (or any interest therein) nor any part or all of the ownership of Master Franchisee may be transferred. Any unauthorized transfer shall constitute a breach hereof and be void and of no effect. As used in this Agreement, the term "transfer" shall mean and include the voluntary, involuntary, direct, or indirect assignment, sale, subfranchise, gift, or other disposition by Master Franchisee (or any of its owners) of any interest in: (1) this Agreement; (2) 30% or more of the ownership of Master Franchisee; or (3) the assets of the Business.

15.3. Condition for Approval of Transfer. Franchisor shall not be obligated to approve a proposed transfer unless Master Franchisee (and its owners) are in full compliance with this Agreement. Franchisor shall not unreasonably withhold its approval or a transfer that meets all the applicable requirements of this Section. The proposed transferee and its owners must be individuals of good moral character and otherwise meet Franchisor's then applicable standards for area directors. If the transfer is of this Agreement, a 30% or more ("Controlling Interest") interest in Master Franchisee, or all or a substantial portion of the assets of the Business, or is one of a series of transfers which in the aggregate constitute the transfer of this Agreement, a Controlling Interest in Master Franchisee or all or a substantial portion of the assets of the Business, all of the following conditions must be met prior to or concurrently with the effective date of the transfer:

        (a) The transferee has sufficient business experience, aptitude, and financial resources to act as an Master Franchisee, agrees to be bound by all of the terms and conditions of this Agreement, and the transferee and its Managing Owner must have completed Franchisor's training program to Franchisor's satisfaction;

        (b) Master Franchisee has paid all fees due hereunder and all other amounts owed to Franchisor or its affiliates and third party creditors and submit to Franchisor all required reports and statements;

        (c) Master Franchisee or the transferee has paid Franchisor a transfer fee in the amount of $10,000 to defray expenses Franchisor incurs in connection with the transfer;

        (d) Master Franchisee (and its transferring owners) executes a general release, in form satisfactory to Franchisor, of any and all claims against Franchisor and its affiliates and their respective officers, directors, employees, and agents;

        (e) The transferee signs an express written assumption of Master Franchisee's obligations pursuant to this Agreement, or at the option of Franchisor, executes a Master Franchisee Agreement in the form then currently offered by Franchisor, the term of which will end on the expiration date of this Agreement, and which shall supersede this Agreement in all respects. If a new Master Franchisee Agreement is signed, the terms may differ from the terms of this Agreement; provided, however, the transferee will not be required to pay any additional Initial Fee;

        (f) Franchisor approves the material terms and conditions of such transfer, including, without limitation, that the price and terms of payment are not so burdensome as to affect adversely the transferee's business as a Master Franchisee of Franchisor;

        (g) If Master Franchisee (and the transferring owners) finances any part of the sale price of the transferred interest, Master Franchisee and its owners agree that all obligations of the transferee under any promissory notes, agreements, or security interests shall be subordinate to the transferee's obligations to pay fees, and other amounts due to Franchisor and its affiliates and otherwise to comply with this Agreement; and

        (h) Master Franchisee (and its transferring owners) executes a noncompetition covenant in favor of Franchisor and the transferee with terms the same as those set forth in Section 17.5.

15.4. Transfer to an Entity. If Master Franchisee is in full compliance with this Agreement, Master Franchisee may transfer this Agreement to a corporation or other entity of which Master Franchisee owns not less than two-thirds of the ownership interest with Franchisor's prior written approval, which approval shall not be unreasonably withheld. The transfer fee described in Section 15.3(c) will be waived by Franchisor, and all owners of such entity shall sign a Guaranty and Assumption of Master Franchisee's Obligations attached hereto as Exhibit 3.

15.5. Franchisor's Approval of Transfer. Franchisor has 30 days from the date of the written notice to approve or disapprove in writing Master Franchisee's proposed transfer. Written notice shall mean and include all documentation necessary to evaluate the transferee. Master Franchisee acknowledges that the proposed transferee shall be evaluated for approval by Franchisor based on the same criteria as is currently being used to assess new Master Franchisees of Franchisor and that such proposed transferee shall be provided, if appropriate, with such disclosures as may be required by state or federal law.

15.6. Death or Disability of Master Franchisee. Upon the death or permanent disability of Master Franchisee or a Managing Owner, the personal representative of such person shall transfer his or her interest in this Agreement or such interest in Master Franchisee to an approved third party. Such disposition of this Agreement or such interest (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed six months from the date of death or permanent disability (unless extended by probate proceeding), and shall be subject to all the terms and conditions applicable to transfers contained in this Section. Failure to transfer the interest in this Agreement or such interest in Master Franchisee within said period of time shall constitute a breach of this Agreement. For purposes hereof, the term "permanent disability" shall mean a mental or physical disability, impairment, or condition that prevents Master Franchisee or an owner of a Controlling Interest in Master Franchisee from performing the essential functions of Master Franchisee. The $10,000.00 transfer fee is waived in the event of a death.

15.7. Right of First Refusal. In the event Master Franchisee wishes to sell, transfer, gift, assign, or otherwise dispose of any interest in this Agreement, a Controlling Interest in any entity that owns it, or all or a substantial portion of the assets of the Business, Master Franchisee agrees to grant to Franchisor a 30-day right of first refusal to purchase such rights, interest, or assets on the same terms and conditions as are contained in the written offer to purchase submitted to Master Franchisee by a bona fide proposed purchaser; provided, however, the following Master Franchisee additional terms and conditions shall apply:

        (a) Master Franchisee shall notify Franchisor of such offer by sending a written notice to Franchisor, enclosing a copy of the written offer signed by the bona fide proposed purchaser;

        (b) The 30-day right of first refusal period will run concurrently with the period in which Franchisor has to approve or disapprove the proposed transferee;

        (c) Such right of first refusal arises for each proposed transfer and any material change in the terms or conditions of the proposed transfer, even if to the same bona fide proposed purchaser, shall be deemed a separate offer for which a new 30-day right of first refusal shall be given to Franchisor;

        (d) If the consideration or manner of payment offered by a third party is such that Franchisor may not reasonably be required to furnish the same, then Franchisor may purchase the interest which is proposed to be sold for the reasonable cash equivalent. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser shall be designated by Franchisor, whose determination will be binding upon the parties. All expenses of the appraiser shall be paid for equally between Franchisor and Master Franchisee; and

        (e) If Franchisor chooses not to exercise its right of first refusal, Franchisee shall be free to complete the sale, transfer, or assignment, subject to compliance with Sections 15.3 and 15.5. Absence of a reply to Master Franchisee's notice of a proposed sale within the 30-day period is deemed a waiver of such right of first refusal.

             Notwithstanding the preceding, this Section 15.7 shall not apply to any proposed transfer of any minority interest (in a single transaction or on a cumulative basis) in Master Franchisee to employees of Master Franchisee or family members of any Managing Owner so long as Master Franchisee, if an individual, and all Managing Owners maintain an ownership interest in the Business and continue maintaining an active role in such Business. Section 15.5 will apply to such transfers. In addition to the preceding, this
             Section 15.7 will not apply to any transfer made pursuant to
             Section 15.4, above.

16.     TERM AND EXPIRATION

16.1. Term. The primary term of this Agreement is for a period of 10 years from the Effective Date, unless sooner terminated as provided herein.

16.2. Renewal. At the end of the primary term, Master Franchisee shall have the option to renew its area director rights for an additional 10-year term, so long as Master Franchisee:

        (a) At least 60 days prior to expiration of the term, executes the form of Master Franchisee then in use by Franchisor, which agreement may contain terms materially different than those in this Agreement; provided that Master Franchisee shall not be required to pay a new Initial Fee, and commission percentages and definition of the Territory will not be altered. For purposes of this Section, the renewed Master Franchisee rights shall constitute successor franchise rights.

        (b) Has complied with all provisions of this Agreement during the primary term, including the payment on a timely basis of all fees due hereunder. "Compliance" shall mean, at a minimum, that Master Franchisee has not received any written notification from Franchisor of breach hereunder more than three times during the primary term;

        (c) Is not in default or under notification of breach of this Agreement at the time it gives notice under Section 16.4; and

        (d) Executes a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its affiliates, and their respective officers, directors, employees, and agents arising out of or relating to this Agreement; and

        (e) Has agreed on new Sales and Openings Goals for the additional term in accordance with Section 16.3.

16.3.   New Sales and Opening Goals.

        (a) In addition to those items listed in Section 16.2, this Agreement may only be renewed if Master Franchisee and Franchisor have agreed on new Sales and

             Openings Goals for the additional term at least 90 days prior to expiration of the primary term.

        (b) If Franchisor proposes new Sales and Openings Goals for the additional term that result in excess of one Fitness Together Personal Training Studio per 25,000 population in the Territory, Master Franchisee may submit the matter to arbitration before and in accordance with the rules of the American Arbitration Association in order to determine whether the proposed new Sales and Openings Goals are reasonable. Master Franchisee shall not have the right, however, to submit this matter to arbitration if Franchisor proposes new Sales and Openings Goals for the additional term that are less than or equal to one Fitness Together Personal Training Studio per 25,000 population in the Territory. All Territories shall have an average household income of $80,000 or more. The decision of the arbitrator shall be non- appealable, conclusive, and binding on all parties. The arbitration fee shall be borne equally by Franchisor and Master Franchisee. Each party shall be responsible for any other expenses incurred by that party in association with such arbitration, including attorneys' and expert witness fees, notwithstanding provisions of Section 19 to the contrary. The arbitration shall be held in Denver, Colorado.

        (c) In the event that Master Franchisee is not satisfied with the decision of the arbitration, Master Franchisee shall have 15 days from the date that the arbitration decision is rendered to waive its option to renew its Master Franchisee rights.

        (d) If Master Franchisee has notified Franchisor of its intent to renew as provided in Section 16.4, and so long as a demand for arbitration has been filed prior to the expiration of the primary term and the parties are diligently pursuing such arbitration, this Agreement shall automatically be extended until 15 days following the date that the arbitration award is rendered.

16.4. Exercise of Renewal Option. Master Franchisee may exercise its option to renew by giving written notice of such exercise to Franchisor not more than 180 days nor less than 120 days prior to the expiration of the primary term.

16.5. Conditions of Refusal. Franchisor shall not be obligated to offer Master Franchisee renewal upon the expiration of this Agreement if Master Franchisee fails to comply with any of the above conditions of renewal. In such event, except for failure to execute the then current Master Franchise Agreement, Franchisor shall give Master Franchisee notice of expiration at least 60 days prior to the expiration of the term, and such notice shall set forth the reasons for such refusal to offer renewal. Upon the expiration of this Agreement, Master Franchisee shall comply with the provisions of Section 17.3.

17.     TERMINATION

17.1. By Master Franchisee. Master Franchisee may terminate this Agreement at any time during the term hereof with 180 days advance written notice to Franchisor.

17.2. By Franchisor. Franchisor shall have the right to terminate this Agreement, effective upon delivery of written notice of termination to Master Franchisee, that any one or more of the following Events of Default shall have occurred:

        (a) At any time, for more than a 30-day period, no Managing Owner nor any individual Master Franchisee shall have successfully completed the training program as provided in Section 7.1;

        (b) The Master Franchisee or any Managing Owner has made any material misrepresentation or omission in its application to be a Master Franchisee;

        (c) Master Franchisee shall have failed to meet the Sales and Opening Goals set forth in Exhibit 1 and does not correct such failure within 90 days after written notice of such failure to comply is delivered to Master Franchisee;

        (d) Master Franchisee shall have failed to comply with any other provision of this Agreement or any mandatory specification, standard, or operating procedure prescribed by Franchisor and does not correct such failure within 30 days after written notice of such failure to comply is delivered to Master Franchisee;

        (e) Master Franchisee surrenders, transfers control of, or makes an unauthorized transfer of this Agreement or any person makes any unauthorized transfer of an ownership interest in Master Franchisee;

        (f) Master Franchisee or any Managing Owner is convicted by a trial court of or pleads no contest to a felony, or to any other crime or offense that is, in the opinion of Franchisor, likely to adversely affect the goodwill associated with the Marks, or engages in any conduct which may adversely affect the reputation of the Fitness Together Personal Training Studios or the goodwill associated with the Marks;

        (g) Master Franchisee or any Managing Owner is declared bankrupt or insolvent or voluntarily institutes a bankruptcy proceeding under the Bankruptcy Code or is adjudicated bankrupt as a result of an involuntary petition in bankruptcy being filed against it. (This provision may not be enforceable under federal bankruptcy law, 11 U.S.C. ss.ss. 101, et seq.);

        (h) Master Franchisee abandons or ceases to operate the Master Franchisee Business for a period of 30 consecutive days or any shorter period that indicates an intent by

             Master Franchisee to discontinue operation of the Master Franchisee Business unless precluded from doing so by an event beyond Master Franchisee's reasonable control, other than for financial reasons, or abandons any Franchised Location owned by Master Franchisee;

        (i) Master Franchisee has been sent three notices of default by Franchisor within a 12-month period, regardless of whether the defaults were cured by Master Franchisee; or

        (j) Fails to pay any amounts due Franchisor or its affiliates within 10 days after receiving notice that such fees or amounts are overdue.

17.3. Rights and Obligations of Master Franchisee Upon Termination or Expiration. Upon termination of this Agreement, whether pursuant to Sections 17.1, 17.2, or upon expiration of this Agreement pursuant to
        Section 16, Master Franchisee agrees:

        (a) To pay Franchisor within 15 days after the effective date of termination or expiration of this Agreement, or such later date that the amounts due to Franchisor are determined, such fees, amounts owed for purchases by Master Franchisee from Franchisor or its affiliates, interest due on any of the foregoing, and all other amounts owed to Franchisor or its affiliates which are then unpaid;

        (b) To not, directly or indirectly, at any time or in any manner (except with respect to Fitness Together Personal Training Studio franchises owned and operated by Master Franchisee) identify itself or any business as a current Master Franchisee or authorized agent of Franchisor or its affiliates, use any Mark, any colorable imitation thereof, or other indicia of Fitness Together Personal Training Studio in any manner or for any purpose or utilize for purpose any trade name, trademark, or service mark or other commercial symbol that suggests or indicates a connection or association with Franchisor or its affiliates;

        (c) To immediately deliver to Franchisor all past and present franchise sales leads and records and all contracts, acknowledgments of receipt, and other information and records related to Franchisees of Franchisor in the Territory;

        (d) To immediately deliver to Franchisor all advertising materials, the Master Franchisee Manual, all other manuals, forms, offering circulars, franchise sales brochures, and other materials containing any Mark or otherwise identifying or relating to the sale or service of Fitness Together Personal Training Studio Franchises;

        (e) To refrain from communicating, in any manner, with Franchisees concerning Franchisor or obligations arising from this Agreement or the Franchise Agreement, except as expressly authorized by Franchisor;

        (f) To take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to Master Franchisee's use of any Mark;

        (g) To notify the telephone company and all telephone directory publishers of the termination or expiration of Master Franchisee's right to use any telephone number and any regular, classified, or other telephone directory listings associated with any Mark and to authorize transfer thereof to Franchisor or its designee. Master Franchisee acknowledges that, as between it and Franchisor, Franchisor has the sole rights to and interest in all telephone, telecopy or facsimile machine numbers, and directory listings associated with any Mark. Master Franchisee authorizes Franchisor, and hereby appoints Franchisor and any of its officers as Master Franchisee's attorney-in-fact, to direct the telephone company and all telephone directory publishers to transfer any telephone, telecopy or facsimile machine numbers, and directory listings relating to Master Franchisee's Business to Franchisor at its direction, should Master Franchisee fail or refuse to do so, and the telephone company and all telephone directory publishers may accept such direction or this Agreement as conclusive evidence of Franchisor's exclusive rights in such telephone numbers and directory listings and Franchisor's authority to direct their transfer; and

        (h) Furnish Franchisor, within 30 days after the effective date of termination or expiration, with evidence satisfactory to Franchisor of Master Franchisee's compliance with the foregoing obligations.

17.4. Confidential Information. Master Franchisee agrees that, upon termination or expiration of this Agreement, Master Franchisee shall immediately cease to use any Confidential Information of Franchisor pursuant to this Agreement in any business or otherwise (except in connection with the operation of a Fitness Together Personal Training Studio as may be expressly permitted by a Franchise Agreement with Franchisor) and return to Franchisor all copies of the Master Franchisee Manual and any other confidential materials which have been loaned to Master Franchisee by Franchisor.

        17.5. Covenant Not to Compete. Upon termination or expiration of this Agreement, Master Franchisee (and its shareholders, officers, directors, members, managers, or partners if Master Franchisee is a corporation, partnership, or limited liability company [collectively "Bound Parties"]) and all Managing Owners agree that, for the greater of (i) a period of two years commencing on the effective date of termination or expiration of this Agreement; or (ii) the period of time after the termination or expiration of this Agreement during which Master Franchisee is receiving any commissions pursuant to Section 6.6, neither Master Franchisee nor any Bound Party shall have any direct or indirect interest (through a member of any immediate family of Master Franchisee or any Bound Party or otherwise) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative, or agent or in any other capacity in any Competitive Business located in any territory in which Franchisor or its affiliates or area directors conduct business at the time of termination. The restrictions of this Section shall not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent five percent or less of the number of shares of that class of securities issued and outstanding. Master Franchisee and each Bound Party expressly acknowledge that they possess skills and abilities of a general nature and have other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Section will not deprive them of their personal goodwill or ability to earn a living.

17.6. No Further Right to Payment. Upon termination of this Agreement, Master Franchisee forfeits all fees paid to Franchisor and remains liable to Franchisor for all amounts due to Franchisor on the date of termination. Master Franchisee shall have no further right to receive payment of commissions or Royalty Fees from Franchisor, except for those commissions or Royalty Fees which have been fully earned by Master Franchisee up through the date of such termination and except for those commissions described in Section 6.6, if applicable. For purposes of this Agreement, "fully earned" commissions shall mean commissions due on franchise sales for which all conditions described in Section 6.1 have been met or fulfilled for the purchase of a franchise for a Fitness Together Personal Training Studio to be located within the Territory by Master Franchisee. "Fully earned" Royalty Fees shall mean those Royalty Fees which accrue up through the date of termination which are otherwise owed to Master Franchisee. Franchisor shall have the right to immediately assume control of and manage all franchise sales in the Region and to receive all Royalty Fees from Franchisees in the Territory. Any fully earned commissions or Royalty Fees which are due to Master Franchisee will be paid by Franchisor in accordance with the provisions of Section 6.

17.7. Continuing Obligations. All obligations of Franchisor and Master Franchisee and the Bound Parties that expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

17.8. State and Federal Law. The parties acknowledge that in the event that the terms of this Agreement regarding termination or expiration are inconsistent with applicable state or federal law, such law shall govern Master Franchisee's rights regarding termination or expiration of this Agreement.

18.     RELATIONSHIP OF THE PARTIES

18.1. Relationship of the Parties. It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them, that the parties are independent contractors, and that nothing in this Agreement is intended to make either party a general agent, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose. Master Franchisee shall conspicuously identify itself in all dealings with Franchisees, prospective Franchisees, lessors, contractors, suppliers, public officials, and others as the owner of its own business under a Master Franchise Agreement with Franchisor, and shall place such other notices of independent ownership on signs, forms, stationary, advertising, and other materials as Franchisor may require from time to time.

18.2. Payment of Third Party Obligations. Neither Franchisor nor Master Franchisee shall make any express or implied agreements, guaranties, or representations, or incur any debt, in the name of or on behalf of the other or represent that their relationship is other than independent contractors, and neither Franchisor nor Master Franchisee shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized hereunder, nor shall Franchisor be obligated for any damages to any person or property directly or indirectly arising out of the operation of Master Franchisee's business, whether or not caused by Master Franchisee's negligent or willful action or failure to act.

18.3. Indemnification. Master Franchisee agrees to indemnify and hold Franchisor and its subsidiaries, affiliates, stockholders, directors, officers, employees, agents, and assignees harmless against, and to reimburse them for, any loss, liability, taxes, or damages (actual or consequential) and all reasonable costs and expenses of defending any claim brought against any of them or any action in which any of them is named as a party (including, without limitation, reasonable accountants', attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses) which any of them may suffer, sustain, or incur by reason of, arising from or in connection with any acts, omissions, or activities of Master Franchisee or any employee of or independent contractor hired by Master Franchisee. Franchisor shall have the right to defend any such claim against it. This indemnity shall continue in full force and effect, subsequent to and notwithstanding the expiration or termination of this Agreement.

19.     DISPUTES

19.1. Governing Law; Consent to Venue and Jurisdiction. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C.ss.ss.1051, et seq.) or other federal law, this Agreement shall be interpreted under the laws of the State of Colorado and any dispute between the parties shall be governed by and determined in accordance with the substantive laws of the State of Colorado, which laws shall prevail in the event of any conflict of law. Master Franchisee and Franchisor have negotiated regarding a forum in which to resolve any disputes which may arise between them and have agreed to select a forum in order to promote stability in their relationship. Therefore, if a claim is asserted in any legal proceeding involving the Master Franchisee or any Bound Party and Franchisor, the parties agree that the exclusive venue for disputes between them shall be in the District Court for the City & County of Denver, Colorado, or the United States District Court for the District of Colorado, and the parties each waive any objection they may have to the personal jurisdiction of or venue in such courts.

19.2. Waiver of Jury Trial. Franchisor, Master Franchisee and the Bound Parties each waive their right to a trial by jury. Master Franchisee, the Bound Parties, and Franchisor acknowledge that the parties' waiver of jury trial rights provides the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of this Agreement or out of the parties' relationship created by this Agreement. Master Franchisee, the Bound Parties, and Franchisor further acknowledge the receipt and sufficiency of mutual consideration for such benefit.

19.3. Limitation of Claims. Master Franchisee and the Bound Parties agree not to bring any claim asserting that any of the Marks are generic or otherwise invalid. Any claims between the parties must be commenced within one year from the occurrence of the facts giving rise to such claim, or such claim shall be barred. The parties understand that such time limit may be shorter than otherwise allowed by law. Master Franchisee and the Bound Parties agree that their sole recourse for claims arising between the parties shall be against Franchisor or its successors and assigns. Master Franchisee and the Bound Parties agree that the shareholders, directors, officers, employees, and agents of the Franchisor and its affiliates (other than Master Franchisee) shall not be personally liable nor named as a party in any action between the Franchisor and Master Franchisee or any Bound Parties. The parties further agree that, in connection with any such proceeding, each must submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above will be forever barred. The parties agree that any proceeding will be conducted on an individual, not a class- wide, basis, and that a proceeding between Franchisor and Master Franchisee or the Bound Parties may not be consolidated with any other proceeding between Franchisor and any other person or entity. No party will be entitled to an award of punitive or exemplary damages (provided that this limitation shall not apply to statutory penalties such as those set forth in 15 U.S.C. 1117(a)). No previous course of dealing shall be admissible to explain, modify, or contradict the terms of this Agreement. No implied covenant of good faith and fair dealing shall be used to alter the express terms of this Agreement.

20.     MISCELLANEOUS PROVISIONS

20.1. Invalidity. If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element and, as so modified, such provision shall be deemed a part of this Agreement as though originally included. The remaining provisions of this Agreement shall not be affected by such modification.

20.2. Modification. No amendment, waiver, or modification of this Agreement shall be effective unless it is in writing and signed by the party or parties against whom such amendment or waiver is to be enforced. Master Franchisee acknowledges that Franchisor may modify its standards and specifications and operating and marketing techniques set forth in the Master Franchisee Manual unilaterally under any conditions and to the extent in which Franchisor, in its sole discretion, deems necessary to protect, promote, or improve the Marks and the quality of the Licensed Methods, but under no circumstances will such modifications be made arbitrarily without such determination.

20.3. Attorneys' Fees. In the event of any default on the part of either party to this Agreement, in addition to all other remedies, the party in default will pay the aggrieved party all amounts due and all damages, costs, and expenses, including reasonable attorneys' fees, incurred by the aggrieved party in any legal action or other proceeding as a result of such default, plus interest at the lesser of 2% per month or the highest rate allowable by law, accruing from the date of such default.

20.4. No Jury. To save expenses and to avoid the prospect of fact finding by persons with non- legal and non-business backgrounds, to the extent permitted by law, Franchisor and Master Franchisee agree that any dispute under this Agreement shall be heard before and resolved by a judge, and, to the extent permitted by law, Franchisor and Master Franchisee waive the right to a jury trial.

20.5. Injunctive Relief. Nothing herein shall prevent Franchisor or Master Franchisee from seeking injunctive relief to prevent irreparable harm, in addition to all other remedies.

20.6. No Waiver. No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by Master Franchisee or Franchisor shall be considered to imply or constitute a further waiver by Franchisor or Master Franchisee of the same or any other condition, covenant, right, or remedy.

20.7. No Right to Set-Off. Master Franchisee shall not be allowed to set-off amounts owed to Franchisor for fees or other amounts due hereunder, against any monies owed to Master Franchisee, which right of set-off is hereby expressly waived by Master Franchisee.

20.8. Effective Date. Regardless of the date first written above, this Agreement shall not be effective until executed by Franchisor as evidenced by dating and signing by an officer of Franchisor.

20.9. Review of Agreement. Master Franchisee acknowledges that it had a copy of Franchisor's Uniform Franchise Offering Circular in its possession for a period of time not less than 10 full business days, and this Agreement in its possession for a period of time not less than five full business days, during which time Master Franchisee has had Franchisee the opportunity to submit the same for review and advice by a professional of Master Franchisee's choosing prior to freely executing this Agreement.

20.10. Entire Agreement. This Agreement (which includes the attachments and Exhibits expressly incorporated herein) contains the entire agreement between the parties and supersedes any and all prior agreements concerning the subject matter hereof. Master Franchisee agrees and understands that Franchisor shall not be liable or obligated for any oral representations or commitments made prior to the execution hereof or for claims of negligent or fraudulent misrepresentation and that no modifications of this Agreement shall be effective except those in writing and signed by both parties. Franchisor does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement. Master Franchisee further acknowledges and agrees that no representations have been made to it by Franchisor regarding projected sales volumes, market potential, revenues, profits of Master Franchisee's Business, or operational assistance other than as stated in this Agreement or in any disclosure document provided in connection herewith. Master Franchisee acknowledges and agrees that any delegation of Franchisor's duties and obligations to Master Franchisee does not assign or confer any rights under any Franchise Agreement (unless entered into between Master Franchisee and Franchisor) upon Master Franchisee or and that Master Franchisee is not a third party beneficiary of any Franchise Agreement between Franchisor and a Franchisee who is not also the Master Franchisee.

20.11. Notices. All notices required to be given under this Agreement shall be given in writing, by certified mail, return receipt requested, or by an overnight delivery service providing documentation of receipt, to addresses set forth in the first paragraph of this Agreement, or, with respect to notices to Master Franchisee, to the address of Master Franchisee's Business, or at such other addresses as Franchisor or Master Franchisee may designate from time to time, and shall be effectively given when deposited in the United States Mail, postage prepaid, or when delivered via overnight delivery, as may be applicable.

20.12. Acknowledgment. BEFORE SIGNING THIS AGREEMENT, MASTER FRANCHISEE SHOULD READ IT CAREFULLY WITH THE ASSISTANCE OF LEGAL COUNSEL. MASTER FRANCHISEE ACKNOWLEDGES THAT:

        (a) THE SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED HEREIN INVOLVES SUBSTANTIAL RISKS AND DEPENDS UPON MASTER FRANCHISEE'S ABILITY AS AN INDEPENDENT BUSINESS PERSON AND ITS ACTIVE PARTICIPATION IN THE DAILY AFFAIRS OF THE BUSINESS; AND

        (b) NO ASSURANCE OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN GIVEN AS TO THE POTENTIAL SUCCESS OF SUCH BUSINESS VENTURE OR THE EARNINGS LIKELY TO BE ACHIEVED; AND

        (c) NO STATEMENT, REPRESENTATION, OR OTHER ACT, EVENT, OR COMMUNICATION, EXCEPT AS SET FORTH IN THIS DOCUMENT AND IN ANY OFFERING CIRCULAR SUPPLIED TO MASTER FRANCHISEE, IS BINDING ON FRANCHISOR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed, sealed, and delivered this Agreement in counterparts on the date first mentioned above.

FRANCHISOR:

FITNESS FOR LIFE FRANCHISE CORPORATION,
An Arizona Corporation

By:
   --------------------------------------------------
Its:
    -------------------------------------------------
Date:
     ------------------------------------------------

MASTER FRANCHISEE:


By:
   --------------------------------------------------
Printed Name:
             ----------------------------------------
Its:
    -------------------------------------------------
Date:
     ------------------------------------------------

MANAGING OWNER(S):


Printed Name:
             ----------------------------------------
Date:
     ------------------------------------------------



Printed Name:
             ----------------------------------------
Date:
     ------------------------------------------------



Printed Name:
             ----------------------------------------
Date:
     ------------------------------------------------

                                    EXHIBIT 1
                                    ---------

                                    EXHIBIT 2
                                    ---------

                                    EXHIBIT 3
                                    ---------

                          AGREEMENT OF MANAGING OWNERS
                                  AND GUARANTY

     Each of the undersigned officer, director, shareholder, partner, member, owner, manager, or Managing Owner of Master Franchisee agrees to be personally bound by Article 11 (Proprietary Information), Section 9.9 (Discoveries),
Article 12 (Covenants Not to Compete), Article 15 (Transfers), and Sections 20.3 (Cost of Enforcement) and 20.4 (No Jury) in each case as such Sections 20.3 and
20.4 relate to breaches by the undersigned of Section 9.9, Articles 11, 12, or 15, of the preceding Master Franchise Agreement (the "Franchise Agreement"). Listed below after the printed name of each Managing Owner is the ownership percentage of the Managing Owner in the Master Franchisee which is represented by the undersigned Managing Owners, jointly and severally, to be correct. Upon the request of Franchisor from time to time, each Managing Owner shall deliver to Franchisor in writing a complete statement listing the individuals who ultimately own any interest in Master Franchisee or any affiliated company, the form of such interests, and their percentage ownership.

     Each of the undersigned ("Guarantor") guarantees to Franchisor the timely, full, and complete performance of all of Master Franchisee's obligations under the preceding Agreement, including, without limitation, payment to Franchisor of all amounts due. This guaranty is a guaranty of payment and performance and not a guaranty of collection. In the event of a default under the Franchise Agreement by Master Franchisee, Franchisor may proceed against Master Franchisee or any Guarantor in any order or simultaneously. Each Guarantor represents that he or she has full and complete access to all information and records regarding Master Franchisee and Master Franchisee's operations, and that it is the responsibility of each Guarantor to keep itself informed about Master Franchisee, Master Franchisee's operations, and this Franchise Agreement. From time to time, without notice to or consent of any Guarantor, the Franchise Agreement may be modified or amended, and the preceding guaranty shall not be affected by any amendment or modification to the Franchise Agreement agreed to by Master Franchisee or by any delay, waiver, forbearance, or other similar act or omission of Franchisor in the enforcement of Franchisor's rights and remedies under the Franchise Agreement, or by any compromise or settlement of any claim or obligation or any amount due or owing, or claimed to be due or owing, under the Franchise Agreement. The provisions of this guaranty will extend and be applicable to all renewals, amendments, extensions, and modifications of the Franchise Agreement. Each Guarantor waives notice of acceptance of this guaranty, demand, notice of dishonor, notice of any and all proceedings to collect amounts due, and diligence in collecting any amounts due under the Franchise Agreement. Each Guarantor waives any defense arising by reason of any disability of Master Franchisee by reason of the cessation from any cause whatsoever of the liability of Master Franchisee or by reason of Franchisor's election of any remedy against Mater Franchisee or any Guarantor. The insolvency or bankruptcy filing of Master Franchisee shall not in any manner affect the continuing obligations of each Guarantor hereunder. The obligations of Guarantors hereunder are joint and several.


Name:                                       Name:
     ----------------------------------          -------------------------------
Ownership Percentage:                       Ownership Percentage:
                     ------------------                          ---------------




Name:                                       Name:
     ----------------------------------          -------------------------------
Ownership Percentage:                       Ownership Percentage:
                     ------------------                          ---------------